As filed with the Securities and Exchange Commission on September 21, 1999.
                                         Registration No. 333-_____________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                    ______________________________________
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                    ______________________________________
                        HERITAGE FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

     WASHINGTON                                       91-1857900
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                    Identification number)

                201 5th AVENUE S.W., OLYMPIA, WASHINGTON 98501
         (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

      HERITAGE FINANCIAL CORPORATION 401(K) EMPLOYEE STOCK OWNERSHIP PLAN
                           (Full title of the plan)

                               DONALD V. RHODES
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        HERITAGE FINANCIAL CORPORATION
                              201 5TH AVENUE S.W.
                           OLYMPIA, WASHINGTON 98501
                                (360) 943-1500

                         Copies of communications to:

                           Jeffrey C. Gerrish, Esq.
                           GERRISH & MCCREARY, P.C.
                         700 Colonial Road - Suite 200
                           Memphis, Tennessee 38117
                                (901) 767-0900
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                                     Proposed Maximum
 Title of Securities to be    Amount to be   Maximum Offering Price  Aggregate Offering     Amount of
        Registered             Registered          Per Share               Price         Registration Fee
__________________________________________________________________________________________________________
 Common Stock,                   N/A                 N/A                   N/A                N/A
   no par value

Interests in 401(k)          Indeterminate            N/A                   N/A                N/A
  Employee Stock
  Ownership Plan
__________________________________________________________________________________________________________

_____________________________
(1) This Registration Statement does not include the registration of any shares of the Registrant. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required by PART I of this Registration Statement on Form S-8 (the "Registration Statement") will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of PART II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed with the Securities and Exchange Commission by Heritage Financial Corporation (the "Company") and are incorporated herein by reference and made a part hereof:

1. The Company's Annual Report on Form 10-K for the six month period ended December 31, 1998, provided that any information included or incorporated by reference in response to Items 402(a)(8), (i), (k) or (l) of Regulation S-K of the Securities and Exchange Commission shall not be deemed to be incorporated herein and is not a part of the Registration Statement.

2. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed with the Commission.

3. All reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements in the Annual Report on Form 10-K referred to in paragraph 1 above, including the Company's Quarterly Reports on Form 10-Q for the three month periods ended March 31, 1999 and June 30, 1999.

4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Heritage Financial Corporation 401(k) Employee Stock Ownership Plan is an amendment to the Heritage Bank Employee Stock Ownership Plan ("ESOP") effective October 1, 1999. The ESOP did not file its general reports with the Securities and Exchange Commission. The Heritage Financial Corporation 401(k) Employee Stock Ownership Plan has not completed its first fiscal year and has not been in existence for 90 days prior to the filing of this Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Plan interests under the Heritage Financial Corporation 401(k) Employee Stock Ownership Plan are being registered hereunder. All shares of Company stock purchased by this Plan will be previously issued shares purchased by the Plan Trustee in the open market.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Attorneys who are members or who are employed by Gerrish & McCreary, P.C., who have provided advice with respect to this matter in the aggregate own, directly and indirectly 10,000 shares of the Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Washington Business Corporation Act, RCW Chapter 23B.08, authorizes indemnification of directors, officers and employees under certain circumstances. The Company's Articles of Incorporation provide, among other things, for the indemnification of directors and authorize the Board to pay reasonable expenses incurred by, or to satisfy a judgment or fine against a current or former director in connection with any personal legal liability incurred by the individual while acting for the Company within the scope of his or her employment, and which was not the result of conduct finally adjudged to be "egregious" conduct. "Egregious" conduct is defined as intentional misconduct, a knowing violation of law, or participation in any transaction from which the person will personally receive a benefit in money, property or services to which that person is not legally entitled. The Articles of

Incorporation also include a provision that limits the liability of directors of the Company from any personal liability to the Company or its shareholders for conduct not found to have been egregious. The Company has purchased an officers and directors liability insurance policy which provides for insurance of directors and officers of the Company against certain liabilities they may incur in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     See the Exhibit Index which is incorporated herein by reference.

     The Company undertakes to cause the Heritage Financial Corporation 401(k) Employee Stock Ownership Plan and any amendments thereto to be submitted to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or

               Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Trustee of the Heritage Financial Corporation 401(k) Employee Stock Ownership Plan certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olympia, State of Washington, on September 21, 1999.

                                  HERITAGE FINANCIAL CORPORATION 401(k)
                                  EMPLOYEE STOCK OWNERSHIP PLAN TRUSTEE:

                                  U.S. BANK, NATIONAL ASSOCIATION


                                  By:  /s/ Paul Scheu
                                     -----------------------
                                       Paul Scheu
                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olympia, State of Washington, on September 20, 1999.

                                  HERITAGE FINANCIAL CORPORATION
                                  (Registrant)


                                  By:  /s/ Donald V. Rhodes
                                     ------------------------
                                       Donald V. Rhodes
                                       Chairman, President and Chief Executive
                                       Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on September 20, 1999.

          Signature                                   Title

  /s/ Donald V. Rhodes           Chairman, President and Chief Executive Officer
------------------------         (Principal Executive Officer)
Donald V. Rhodes


  /s/ Edward D. Cameron          Vice President/Treasurer
-------------------------        (Principal Financial Officer)
Edward D. Cameron


Donald V. Rhodes                 Director
Lynn M. Brunton                  Director
John A. Clees                    Director
Daryl D. Jensen                  Director
H. Edward Odegard                Director
James P. Senna                   Director
Peter K. Wallerich               Director
Philip S. Weigand                Director

     Donald V. Rhodes, by signing his name hereto, does hereby sign this document in his capacity as a director and pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Registrant.

                                              /s/ Donald V. Rhodes
                                              --------------------
                                              Donald V. Rhodes
                                              Attorney-in-Fact

                                 EXHIBIT INDEX
                     TO REGISTRATION STATEMENT ON FORM S-8


4.1 Articles of Incorporation filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-35573) and incorporated by this reference.

23.1 Consent of KPMG LLP.*

24.1 Power of Attorney pursuant to which certain directors have signed this Form S-8 Registration Statement.*

99.1 Heritage Financial Corporation 401(k) Employee Stock Ownership Plan.*

-----------------------------------------------
*  Filed herewith.